Exhibit 99.1

LOS ANGELES SINGAPORE SELANGOR PENANG BANGKOK SUZHOU SHANGHAI

	Company Contact:	Investor Contact:
FOR IMMEDIATE RELEASE	A. Charles Wilson Chairman (818) 787-7000	Berkman Associates (310) 826-5051 info@BerkmanAssociates.com
Trio-Tech Fiscal 2007 First Quarter Net Income Increased
to $0.23 Per Share Versus A Net Loss of $0.08 Per Share
Revenue Increased 73%
     Van Nuys, CA, — November 9, 2006 — Trio-Tech International (AMEX:TRT) today announced financial results for the first quarter of fiscal 2007.
     “Trio-Tech’s solid first quarter performance is the latest sign that our strategy to focus our operations in Asia has set the company on a path for growth,” said Chief Executive Officer S.W. Yong. “In the first quarter we were able to substantially increase our revenue and income despite continued pressure on pricing. Our tight control over costs is particularly noteworthy in view of the expansion initiatives we have implemented in China. Because our target markets are and will remain intensely competitive, the discipline we adhere to on the cost side and our dedication to enhancing productivity are important elements of our success.”
     “We have long supported our multinational customers’ test and burn-in requirements from our facilities in Singapore, Malaysia and Thailand, where we have steadily invested in new capacity and new technology. To increase our share of business from long-term and potential new customers, during fiscal 2006 we entered the Chinese market with the acquisition of a semiconductor test and burn-in business based in Shanghai and the establishment of a factory in the densely populated and rapidly growing Yangtze River Delta area. We are pleased by the performance of our new operations in China.
     “By taking advantage of our strong financial position, our world-class technology, our low-cost manufacturing know-how, and our outstanding reputation for quality and reliability, we are building a robust platform for the future,” Yong said.
Fiscal 2007 First Quarter Results
     For the three months ended September 30, 2006, revenue increased 73% to $9,876,000 compared to $5,705,000 for the same period of the prior fiscal year. Revenue from products sales nearly tripled to $5,978,000 from $2,160,000 for the first quarter of fiscal 2006, driven by an increase in demand for the Company’s proprietary burn-in systems resulting from continued growth in a major customer’s share of the semiconductor market. The testing services segment revenue increased 10% to $3,898,000 from $3,545,000 last year.
     Gross margin for this year’s first quarter was 25.2% compared to gross margin of 32.0% for the same period a year earlier. Gross margin in products sales declined to 19.8% from 21.5% last year, primarily the result of a shift in the mix of sales. The testing services segment gross margin decreased to 33.6% from 38.3%, reflecting continued pressure on selling prices.
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14731 Califa Street, Van Nuys, CA 91411, USA • TEL: (818) 787-7000 • FAX (818) 787-9130

Trio-Tech Fiscal 2007 First Quarter Net Income Increased to $0.23 Per Share Versus A Net Loss of $0.08 Per Share Revenue Increased 73%

November 9, 2006
Page Two
     Operating expenses rose 4% to $1,670,000 compared to $1,606,000 for the same period last year. Income from operations increased to $821,000 for the first quarter of fiscal 2007 compared to $218,000 for the first quarter of fiscal 2006.
     Net income for this year’s first quarter was $756,000, or $0.23 per diluted share. This compares to a net loss for the first quarter of fiscal 2006 of $214,000, or $0.08 per share.
     Total backlog at September 30, 2006 more than doubled to $17,743,000 from $8,478,000 a year earlier, including testing services backlog of $9,515,000 and products backlog of $8,228,000.
     At September 30, 2006, cash and cash equivalents were $10,932,000, working capital was $13,568,000, and shareholders’ equity was $18,181,000. At June 30, 2006, cash and cash equivalents were $10,390,000, working capital was $13,268,000, and shareholders’ equity was $17,392,000.
About Trio-Tech
     Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia. Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors, and distributes semiconductor processing and testing equipment manufactured by others. For further information or to request quotations for any of Trio-Tech’s complete line of semiconductor test equipment, please visit the Company’s Web site at www.triotech.com.
Forward-Looking Statements
     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
(tables attached)
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TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED, IN THOUSANDS, EXCEPT (LOSS) EARNINGS PER SHARE)

	Three Months Ended
	September 30,
	2006	2005
	(Unaudited)	(Unaudited)
Revenues
Products	$5,978	$2,160
Services	3,898	3,545

	9,876	5,705

Costs of Sales
Cost of products sold	4,796	1,695
Cost of service rendered	2,589	2,186

	7,385	3,881

Gross Margin	2,491	1,824

Operating Expenses:
General and administrative	1,391	1,289
Selling	262	285
Research and development	17	17
Impairment loss	—	15

Total operating expenses	1,670	1,606

Income from Operations	821	218

Other Income (Expenses)
Interest expense	(29)	(35)
Other income	37	30

Total other income	8	(5)

Income from Continuing Operations before Income Taxes	829	213

Income Tax Provision	26	73

Income from Continuing Operations before Minority Interest	803	140

Minority Interest	(47)	24

Income from continuing operations	756	164

Loss from discontinued operations	—	(378)

Net Income (Loss) Attributed to Common Shares	$756	$(214)

BASIC EARNINGS PER SHARE:
Basic earnings per share from continuing operations	$0.23	$0.05
Basic earnings (loss) per share from discontinued operations	—	(0.13)

Basic earnings (loss) per share	$0.23	$(0.08)

DILUTED EARNINGS PER SHARE:
Diluted earnings per share from continuing operations	$0.23	$0.05
Diluted earnings (loss) per share from discontinued operation	—	(0.13)

Diluted earnings (loss) per share	$0.23	$(0.08)

Weighted Average Shares Outstanding — Basic	3,220	2,994
Weighted Average Shares Outstanding — Diluted	3,239	3,043

Comprehensive Income (Loss):
Net income (Loss)	$756	$(214)
Foreign currency translation adjustment	27	21

Comprehensive Income (Loss)	$783	$(193)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT NUMBER OF SHARES)

	Sep. 30,	Jun. 30,
	2006	2006
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$5,639	$2,551
Short-term deposits	5,293	7,839
Trade accounts receivable, net	7,936	8,518
Other receivables	216	306
Inventories, net	3,441	2,447
Prepaid expenses and other current assets	244	170

Total current assets	22,769	21,831

PROPERTY, PLANT AND EQUIPMENT, Net	6,951	7,073
OTHER INTANGIBLE ASSETS, Net	279	311
OTHER ASSETS	688	169

TOTAL ASSETS	$30,687	$29,384

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Line of credit	$363	$116
Accounts payable	3,924	3,809
Accrued expenses	3,388	3,045
Income taxes payable	444	311
Current portion of notes payable	761	856
Current portion of capital leases	116	107
Current portion of deferred tax liabilities	205	319

Total current liabilities	9,201	8,563

NOTES PAYABLE, net of current portion	486	644
CAPITAL LEASES, net of current portion	224	230
DEFERRED TAX LIABILITIES	359	359

TOTAL LIABILITIES	10,270	9,796

MINORITY INTEREST	2,236	2,196

SHAREHOLDERS’ EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,221,157 shares issued and outstanding as at September 30, 2006, and 3,219,407 shares issued and outstanding as at June 30, 2006,	10,343	10,338
Paid-in capital	338	337
Accumulated retained earnings	7,906	7,150
Accumulated other comprehensive loss-translation adjustments	(406)	(433)

Total shareholders’ equity	18,181	17,392

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$30,687	$29,384

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT NUMBER OF SHARES)

	Mar. 31,	Jun. 30,
	2006	2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$2,795	$1,439
Short-term deposits	8,522	3,211
Trade accounts receivable, net	5,219	4,178
Other receivables	333	142
Inventories, net	1,566	1,584
Prepaid expenses and other current assets	158	76

Total current assets	18,593	10,630

PROPERTY, PLANT AND EQUIPMENT, Net	7,228	7,176
OTHER INTANGIBLE ASSETS, Net	340	386
OTHER ASSETS	157	138
ADVANCES TO SELLER	—	15

TOTAL ASSETS	$26,318	$18,345

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$225	$336
Accounts payable	1,818	1,681
Accrued expenses	2,615	2,598
Income tax payable	268	168
Current portion of notes payable	900	655
Current portion of capital leases	127	123
Current portion of deferred tax liabilities	287	275

Total current liabilities	6,240	5,836

NOTES PAYABLE, net of current portion	817	634
CAPITAL LEASES, net of current portion	254	110
DEFERRED TAX LIABILITIES	453	407

TOTAL LIABILITIES	7,764	6,987

MINORITY INTEREST	2,063	2,061

SHAREHOLDERS’ EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,219,407 shares issued and outstanding as at Mar. 31, 2006, and 2,976,042 shares issued and outstanding as at Jun. 30, 2005, and	10,338	9,554
Paid-in capital	334	284
Accumulated retained earnings (deficit)	6,446	(298)
Accumulated other comprehensive loss-translation adjustments	(627)	(243)
Total shareholders’ equity	16,491	9,297

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,318	$18,345

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